UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2018

Jabil Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2018, Jabil Inc. (the “Company”) announced that Mr. Forbes I. J. Alexander has elected to retire from his position as Chief Financial Officer effective August 31, 2018. Mr. Alexander advised the Board of Directors of his retirement on April 19, 2018. On April 24, 2018, the Company also announced that Mr. Michael K. Dastoor has been appointed to the position of Chief Financial Officer effective September 1, 2018.

Mr. Dastoor, 52, has been Controller of the Company since June 2004 and Senior Vice President since July 2010. Prior to joining Jabil in 2000 as regional controller, Asia Pacific, Mr. Dastoor was a regional financial controller for Inchcape PLC. He holds a degree in finance and accounting from the University of Bombay and is a Chartered Accountant from the Institute of Chartered Accountants in England and Wales.

There is no arrangement between Mr. Dastoor and any other persons pursuant to which he was selected for this role. Mr. Dastoor has no family relationship with any director or executive officer of the Company and is not a party to any transaction with a related person requiring disclosure under Item 4.04(a) of Regulation S-K.

A copy of the press release announcing Mr. Alexander’s retirement and Mr. Dastoor’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release dated April 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.

April 25, 2018	By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming
Vice President, Deputy General Counsel and Corporate Secretary